Exhibit 99.1

Nationwide Life Insurance Company

Condensed Consolidated Balance Sheets

(in U.S.$ millions)	As of March 31, 2004	As of December 31, 2003

	(Unaudited)
Assets

Investments	$38,956.3	$38,084.4
Deferred policy acquisition costs	3,140.4	3,219.3
Other assets	2,207.1	2,182.7
Assets held in separate accounts	58,256.5	57,084.5

	$102,560.3	$100,570.9

Liabilities and Shareholder’s Equity

Future policy benefits and claims	$35,408.8	$35,322.3
Long-term debt with related party	700.0	700.0
Other liabilities	4,029.4	3,464.5
Liabilities related to separate accounts	58,256.5	57,084.5

	98,394.7	96,571.3
Shareholder’s equity	4,165.6	3,999.6

	$102,560.3	$100,570.9

Nationwide Life Insurance Company

Unaudited Condensed Consolidated Statements of Income

	Three months Ended March 31,
(in U.S.$ millions)	2004	2003
Revenues
Policy charges	$254.7	$222.9
Life insurance premiums	65.0	75.3
Net investment income	502.8	486.3
Net realized losses on investments, hedging instruments and hedged items	(11.5)	(42.9)
Other	1.5	2.5

	812.5	744.1

Benefits and Expenses
Interest credited to policyholder account values	315.8	325.4
Other benefits and claims	83.4	98.9
Policyholder dividends on participating policies	8.5	10.9
Amortization of deferred policy acquisition costs	103.6	79.3
Interest expense on debt, primarily with related party	14.3	11.8
Other operating expenses	146.9	134.8

	672.5	661.1

Income from continuing operations before federal income tax expense	140.0	83.0
Federal income tax expense	34.7	17.0

Income from continuing operations	105.3	66.0
Cumulative effect of adoption of accounting principle, net of tax	(3.3)	—

Net income	$102.0	$66.0

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